                                                                EXHIBIT 1(t)

                             ARTICLES SUPPLEMENTARY

                                       OF

                               THE ARCH FUND, INC.


                  THE ARCH FUND, INC., a Maryland corporation having its principal office in Maryland in the City of Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         Class F Common Stock-Special Series 1

                  FIRST: Pursuant to Section 2-208 of the Maryland General Corporation Law, the Board of Directors of the Corporation has classified Twenty Million (20,000,000) shares of authorized, unissued and unclassified capital stock of the Corporation (par value One Mill ($0.001) per share) as Class F Common Stock-Special Series 1 (par value One Mill ($0.001) per share), such that there now exists a total of Thirty-Five Million (35,000,000) shares of capital stock of the Corporation classified as Class F Common Stock-Special Series 1, pursuant to the following resolution unanimously adopted by the Board of Directors of the Corporation on June 17, 1997:

                           RESOLVED, that pursuant to Article VI of the Corporation's Articles of Incorporation (the "Charter"), Twenty Million (20,000,000) authorized, unissued and unclassified shares of capital stock of the Corporation (of the par value of One Mill ($0.001) per share and of the aggregate par value of Twenty Thousand Dollars ($20,000)) be, and hereby are, divided into and classified as Class F Common Stock-Special Series 1, with all of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in the Charter of the Corporation with respect to Class F Common Stock-Special Series 1.

         General

                  SECOND: The shares of capital stock of the Corporation classified pursuant to the resolution set forth in Article FIRST of these Articles Supplementary have been classified by the Corporation's Board of Directors under the authority contained in the Charter of the Corporation.
                  THIRD: These Articles Supplementary do not increase the authorized number of shares of the Corporation or the aggregate par value thereof. The total number of shares of capital stock which the Corporation is presently authorized to issue remains Seven Billion (7,000,000,000) shares (of the par value of One Mill ($.001) each and of the aggregate par value of Seven Million Dollars ($7,000,000)) of Common Stock classified as follows:

                                                                             Number of Shares
                  Classification                                                 Authorized
                  --------------                                                 ----------
                  Class A                                                        550,000,000
                  Class A-Special Series 1                                     1,800,000,000
                  Class A-Special Series 2                                       300,000,000
                  Class A-Special Series 3                                        50,000,000
                  Class B                                                        100,000,000
                  Class B-Special Series 1                                     1,000,000,000
                  Class B-Special Series 2                                       300,000,000
                  Class C                                                          5,000,000
                  Class C-Special Series 1                                        50,000,000
                  Class C-Special Series 2                                        20,000,000
                  Class C-Special Series 3                                        50,000,000
                  Class D                                                          5,000,000
                  Class D-Special Series 1                                        50,000,000
                  Class D-Special Series 2                                        20,000,000
                  Class D-Special Series 3                                        50,000,000
                  Class E                                                          5,000,000
                  Class E-Special Series 1                                        15,000,000
                  Class E-Special Series 2                                        20,000,000
                  Class E-Special Series 3                                        50,000,000
                  Class F                                                          5,000,000
                  Class F-Special Series 1                                        35,000,000
                  Class F-Special Series 2                                        20,000,000
                  Class F-Special Series 3                                        50,000,000

                                                                             Number of Shares
                  Classification                                                 Authorized
                  --------------                                                 ----------
                  Class G                                                          5,000,000
                  Class G-Special Series 1                                        15,000,000
                  Class G-Special Series 2                                        20,000,000
                  Class G-Special Series 3                                        50,000,000
                  Class H                                                         10,000,000
                  Class H-Special Series 1                                        10,000,000
                  Class H-Special Series 2                                        10,000,000
                  Class H-Special Series 3                                        50,000,000
                  Class I                                                         25,000,000
                  Class I-Special Series 1                                        25,000,000
                  Class J                                                         50,000,000
                  Class J-Special Series 1                                       300,000,000
                  Class K                                                         25,000,000
                  Class K-Special Series 1                                        25,000,000
                  Class K-Special Series 2                                        10,000,000
                  Class L                                                         25,000,000
                  Class L-Special Series 1                                        25,000,000
                  Class L-Special Series 2                                        10,000,000
                  Class M                                                         25,000,000
                  Class M-Special Series 1                                        50,000,000
                  Class M-Special Series 2                                        25,000,000
                  Class M-Special Series 3                                        25,000,000
                  Class N                                                         25,000,000
                  Class N-Special Series 1                                        50,000,000
                  Class N-Special Series 2                                        25,000,000
                  Class O                                                         25,000,000
                  Class O-Special Series 1                                        50,000,000
                  Class O-Special Series 2                                        25,000,000
                  Class P                                                         25,000,000
                  Class P - Special Series 1                                      50,000,000
                  Class P - Special Series 2                                      25,000,000
                  Class Q                                                         25,000,000
                  Class Q - Special Series 1                                      50,000,000
                  Class Q - Special Series 2                                      25,000,000
                  Unclassified                                                 1,235,000,000

                  IN WITNESS WHEREOF, The ARCH Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunto affixed and attested by its Secretary on this 17th day of June, 1997.


                                                     THE ARCH FUND, INC.



[SEAL]                                               By:/s/Jerry V. Woodham
                                                        --------------------
                                                        Jerry V. Woodham
                                                        President
Attest:


/s/W. Bruce McConnell, III
---------------------------
W. Bruce McConnel, III
Secretary

                                   CERTIFICATE


                  THE UNDERSIGNED, President of THE ARCH FUND, INC., who executed on behalf of said Corporation the attached Articles Supplementary of said Corporation, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the attached Articles Supplementary to be the corporate act of said Corporation, and certifies that to the best of his knowledge, information and belief the matters and facts set forth in the attached Articles Supplementary with respect to authorization and approval are true in all material respects, under the penalties for perjury.


Dated:  June 17, 1997                        /s/Jerry V. Woodham
                                             --------------------
                                             Jerry V. Woodham
                                             President